                                                                    EXHIBIT 3.13

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE       PAGE 1

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AWI CORPORATION", CHANGING ITS NAME FROM "AWI CORPORATION" TO "ADAM WUEST CORPORATION", FILED IN THIS OFFICE ON THE FIFTH DAY OF NOVEMBER, A.D. 1999, AT 12 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                            /s/ Edward J. Freel
                          [SEAL]            ------------------------------------
                                            Edward J. Freel, Secretary of State

3111373  8100                               AUTHENTICATION: 0066946

991471930                                             DATE: 11-05-99


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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 12:00 PM 11/05/1999
                                                          991471930 - 3111373

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                AWI CORPORATION

               UNDER SECTION 242 OF THE DELAWARE CORPORATION LAW

     Pursuant to Sections 242 of the Delaware Corporation Law of the State of Delaware, the undersigned, being the Secretary of AWI Corporation, a Delaware corporation (the "Corporation") does hereby certify the following:

     FIRST:         The name of the Corporation is AWI Corporation.

     SECOND:        The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on October 14, 1999.

     THIRD:         The Certificate of Incorporation of the Corporation is
hereby amended to effect a change in Article I thereof, relating to the name of the Corporation, accordingly Article I of the Certificate of Incorporation shall be amended to read in its entirety as follows:


                                   ARTICLE I

     "The name of the Corporation is Adam Wuest Corporation."

     FOURTH:        The amendment to the Certificate of Incorporation of the
Corporation effected hereby was approved by the Board of Directors of the Corporation, and by written consent of the sole stockholder of the Corporation.

     IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has executed this Certificate this 5th day of November 1999.


                                             AWI Corporation



                                             By:  /s/ James P. Koscica
                                                  -------------------------
                                             Name: James P. Koscica
                                             Title: Secretary